UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2009

BROADWAY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-27464	95-4547287
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 Wilshire Boulevard, Los Angeles, California		90010
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (323) 634-1700

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On November 24, 2009, the United States Department of the Treasury (the “UST”) agreed to return to the Company, and has released its stock purchase rights under, the warrant to purchase 183,175 shares of common stock of Broadway Financial Corporation (the “Company”) that was issued to the UST in conjunction with its purchase of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series D last November 14, 2008 pursuant to the UST’s Capital Purchase Program. The Company will not be required to make any payment in connection with the return of the warrant. The release of the UST’s stock purchase rights under the warrant is the result of the UST’s grant to the Company of an exemption from the general warrant issuance requirements of the Capital Purchase Program because of its certification by the Community Development Financial Institution Fund as a Community Development Financial Institution.

Item 8.01 Other Events.

On November 25, 2009, the Company issued a press release announcing the termination of the warrant described above under “Item 1.02. Termination of a Material Definitive Agreement.” A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

99.1	Press release dated November 25, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADWAY FINANCIAL CORPORATION
(Registrant)

Date: November 25, 2009	By	/s/ Samuel Sarpong
Samuel Sarpong
Chief Financial Officer